EUROPE 1.25X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 71.3%

Telefonica SA — SP ADR

21,860

$

2,133,318

Deutsche Telekom AG — SP

FINANCIALS 19.5%

ADR

44,820

971,250

BT Group PLC — SP ADR

17,620

950,070

HSBC Holdings PLC — SP

France Telecom SA — SP

ADR†

30,490

$

2,552,318

ADR

19,140

681,958

Banco Santander Central

Telecom Italia — SP ADR†

17,000

524,280

Hispano SA — SP ADR†

80,131

1,726,022

Total Telecommunication Services

________

7,502,315

UBS AG — SP ADR

29,040

1,335,840

Deutsche Bank AG— SP

ADR†

9,350

1,209,983

MATERIALS 5.0%

Banco Bilbao Vizcaya

Rio Tinto PLC — SP ADR†

2,580

1,083,342

Argentaria SA — SP

Anglo American PLC — SP

ADR†

42,700

1,035,475

ADR†

31,830

966,677

Allianz AG — SP ADR

48,670

1,034,237

BHP Billiton Ltd. — SP

Credit Suisse Group — SP

ADR†

11,100

777,444

ADR†

16,890

1,015,089

ArcelorMittal†

8,210

635,044

Lloyds TSB Group PLC —

Total Materials

________

3,462,507

SP ADR

25,870

974,006

ING Groep N.V. — SP ADR

24,190

941,233

CONSUMER STAPLES 4.2%

Barclays PLC — SP ADR†

22,590

911,958

Unilever NV†

34,450

1,256,047

AXA — SP ADR

19,390

769,977

Diageo PLC — SP ADR

13,180

1,131,239

Total Financials

________

13,506,138

Cadbury Schweppes PLC —

SP ADR

10,710

528,753

ENERGY 11.8%

Total Consumer Staples

________

2,916,039

BP PLC — SP ADR

33,990

2,487,048

Total SA — SP ADR

27,880

2,302,888

INFORMATION TECHNOLOGY 3.5%

Royal Dutch Shell PLC — SP

Nokia OYJ — SP ADR†

41,110

1,578,213

ADR†

23,020

1,938,284

SAP AG — SP ADR†

9,560

488,038

ENI-Ente Nazionale

Telefonaktiebolaget LM

Idrocarburi — SP ADR

20,060

1,452,946

Ericsson — SP ADR†

15,690

366,361

Total Energy

________

8,181,166

Total Information Technology

________

2,432,612

HEALTH CARE 11.2%

INDUSTRIALS 3.1%

GlaxoSmithKline PLC — SP

Siemens AG — SP ADR†

8,750

1,376,900

ADR

42,090

2,120,915

Koninklijke Philips

Novartis AG — SP ADR†

35,890

1,949,186

Electronics N.V.— SP

Sanofi-Aventis — SP ADR

33,990

1,547,565

ADR

12,080

516,420

AstraZeneca PLC — SP

Ryanair Holdings PLC — SP

ADR

22,840

978,009

ADR*†

6,720

265,037

Alcon, Inc. — SP ADR

3,160

452,006

Total Industrials

________

2,158,357

Shire PLC — SP ADR†

5,810

400,600

Teva Pharmaceutical

CONSUMER DISCRETIONARY 2.2%

Industries Ltd. — SP

DaimlerChrysler AG— SP

ADR†

5,780

268,654

ADR†

12,790

1,223,108

Total Health Care

________

7,716,935

TELECOMMUNICATION SERVICES 10.8%

Vodafone Group PLC — SP

ADR

60,060

2,241,439

1

EUROPE 1.25X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Unrealized

Shares

Value

Contracts

Loss

Luxottica Group — SP ADR†

9,050

$

284,984

March 2008 Dow Jones Stoxx

Total Consumer Discretionary

________

1,508,092

Futures Contracts

(Aggregate Market Value of

Total Common Stocks

Contracts $24,841,097)

467 $

(242,461)

(Cost $41,690,593)

________

49,384,161

(Total Aggregate Market Value of Contracts

Face

$27,397,672)

(262,188)

Amount

REPURCHASE AGREEMENTS

Futures Contracts Sold Short

22.0%

March 2008 Dow Jones Euro

Collateralized by U.S. Treasury

Stoxx 50 Futures Contracts

Obligations

(Aggregate Market Value of

Mizuho Financial Group, Inc.

Contracts $22,928,687)

360 $

(66,374)

issued 12/31/07 at 1.40%

Units

due 01/02/08

$

7,597,050

7,597,050

Equity Index Swap Agreements

Lehman Brothers Holdings,

March 2008 Dow Jones Europe

Inc. issued 12/31/07 at

STOXX 50 Index Swap,

1.00% due 01/02/08††

6,459,535

6,459,535

Terminating 03/28/08**

Morgan Stanley issued

(Notional Market Value

12/31/07 at 1.20% due

$23,368,352)

4,381 $

(294,513)

01/02/08

1,168,777

________

1,168,777

March 2008 Dow Jones Europe

ST0XX 50 Index Swap,

Total Repurchase Agreements

Terminating 03/14/08**

(Cost $15,225,362)

________

15,225,362

(Notional Market Value

$12,865,706)

2,432

(303,237)

SECURITIES LENDING COLLATERAL 18.6%

Investment in Securities Lending Short

(Total Notional Market Value $36,234,058)

$

(597,750)

Term

Investment Portfolio Held by

*

Non-Income Producing Security.

U.S. Bank

12,889,199

________

12,889,199

**

Price Return based on Dow Jones STOXX 50 Index +/-

financing at a variable rate.

†

All or a portion of this security is on loan at December 31,

Total Securities Lending Collateral

2007.

(Cost $12,889,199)

________

12,889,199

††

All or a portion of this security is pledged as equity index swap collateral at December 31, 2007.

Total Investments 111.9%

ADR – American Depository Receipt

(Cost $69,805,154)

$

_______

77,498,722

Liabilities in Excess of Other

Assets – (11.9)%

$

(8,250,837)

_______

Net Assets – 100.0%

$

69,247,885

Unrealized

Contracts

Loss

Futures Contracts Purchased

March 2008 EURO Currency

Futures Contracts

(Aggregate Market Value of

Contracts $2,556,575)

14 $

(19,727)

2